                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   May 30, 2003
                                                --------------------------------

                           AUTHENTIDATE HOLDING CORP.
--------------------------------------------------------------------------------
               (Exact name of Registrant as specified in charter)


       Delaware                      0-20190                       14-1673067
--------------------------------------------------------------------------------
(State or other jurisdic-           (Commission                (IRS Employer
 tion of incorporation)             File Number)             Identification No.)


       2165 Technology Drive, Schenectady, New York               12308
--------------------------------------------------------------------------------
         (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code  (518) 346-7799
                                                   -----------------------------


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS.
ITEM 9.  REGULATION FD DISCLOSURE.

      On May 30, 2003, the Company announced the completion of the sale of an aggregate amount of $2,725,300 of its securities in a private financing to certain accredited investors pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Regulation D, promulgated thereunder. As reported on its Current Report on Form 8-K dated May 23, 2003, the Company sold an initial amount of $1,250,000 of convertible debentures (the "Debentures") to certain institutional investors and issued warrants to purchase an aggregate of 192,308 shares of Common Stock (the "Warrants"). As announced on May 30, 2003, the Company completed the sale of an additional amount of $1,425,300 of the Debentures and issued an additional 226,969 Warrants. Of the new participating investors, one serves as a non- executive member of the Company's board of directors and a second is affiliated with another non-executive director. The Debentures and Warrants may be referred to herein as the "Securities". The Company received net proceeds of approximately $2,590,000, after paying finders fees and expenses. The Company intends to use the proceeds primarily for working capital and general corporate purposes.

      The Debentures are convertible into shares of the Company's Common Stock at an initial conversion price of $2.60 per share. The Debentures are due three years from the date of issuance and accrue interest at the rate of 7% per annum, payable quarterly in arrears. At the option of the Company, the interest may be paid in either cash or additional shares of common stock. The Warrants are exercisable for a period of five years from the date of issuance and fifty percent of such Warrants are initially exercisable at $2.60 per share and the remaining Warrants are initially exercisable at $2.86 per share. The conversion price of the Debentures and exercise price of the Warrants are subject to adjustment in the event the Company issues Common Stock or securities convertible into Common Stock at a price per share of Common Stock less than the conversion price or exercise price on the basis of a weighted average formula. In addition, the conversion price of the Debentures and exercise price of the Warrants are subject to adjustment at any time as the result of any subdivision, stock split, combination of shares or recapitalization.

      The Company also issued five year warrants to purchase an aggregate of 36,923 shares of its common stock to consultants and paid a cash fee of $96,000 for services rendered in connection with this transaction. The warrants issued to the consultants are on terms substantially similar to the Warrants issued to the investors.

      The Securities sold in this offering are restricted securities under the terms of Regulation D and may not be transferred or resold for a period of one year, except pursuant to registration under the Securities Act or an exemption thereunder. The Company is obligated to file a registration statement with the Securities and Exchange Commission (the "Commission") to register the shares of Common Stock underlying the Debentures and the Warrants within thirty days of the closing date. If the registration statement is not timely filed or is not declared effective within sixty days (or within 120 days in the event of a Commission review) following the closing date, then the Company shall pay to the investors penalties equal to 2% of the financing proceeds per each month that the Company is not in compliance with these registration covenants.

      The Company issued a press release regarding the closing of the Offering on May 30, 2003. The press release is attached to this Report on Form 8-K as
Exhibit 99.1

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

      List below the financial statements, pro forma financial information and exhibits, if any, field as a part of this report.

(c)      Exhibits

         4.1      Form of Debenture
         4.2      Form of Warrant
         10.1     Form of Securities Purchase Agreement
         10.2     Form of Registration Rights Agreement
         99.1     Press Release

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2003                          AUTHENTIDATE HOLDING CORP.
                                             (Registrant)

                                             By /s/ Dennis H. Bunt
                                                ----------------------------
                                             Dennis H. Bunt
                                             Chief Financial Officer